Filed Pursuant to Rule 424(b)(5)
Registration No. 333-286340
PROSPECTUS SUPPLEMENT
(To Prospectus dated April 10, 2025)
Up to $13,270,500
Common Stock
We have entered into a Capital on DemandTM Sales Agreement, dated April 25, 2025 (the “Sales Agreement”) with JonesTrading Institutional Services LLC (“Jones”), relating to the offer and sale of shares of our common stock, par value $0.0001 per share (“common stock”), from time to time, offered by this prospectus supplement and accompanying base prospectus. In accordance with the terms of the Sales Agreement, under this prospectus supplement and accompanying base prospectus we may offer and sell shares of our common stock having an aggregate offering price of up to $13,270,500 from time to time through or to Jones, acting as agent or principal.
Our common stock is listed on the NYSE American under the symbol “SER.” On April 24, 2025, the last reported sales price of our common stock was $6.09 per share.
Sales of our common stock, if any, under this prospectus will be made by any method permitted that is deemed an “at the market offering” as defined in Rule 415(a)(4) under the Securities Act of 1933, as amended (the “Securities Act”) including sales made directly on or through the NYSE American, the existing trading market for our common stock, sales made to or through a market maker other than on an exchange or otherwise, directly to Jones as principal, in negotiated transactions at market prices prevailing at the time of sale or at prices related to such prevailing market prices, and/or in any other method permitted by law. Jones is not required to sell any specific number or dollar amount of common stock but will act as our sales agent using commercially reasonable efforts consistent with its normal trading and sales practices. There is no arrangement for funds to be received in any escrow, trust or similar arrangement.
Jones will be entitled to compensation at a commission rate equal to up to 3.0% of the gross sales price of common stock sold under the Sales Agreement. See “Plan of Distribution” beginning on page S-12 for additional information regarding the compensation to be paid to Jones. In connection with the sale of the common stock on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have also agreed to provide indemnification and contribution to Jones with respect to certain liabilities, including liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
As of the date of this prospectus supplement, the aggregate market value of our outstanding common stock held by non-affiliates pursuant to General Instruction I.B.6 of Form S-3, or public float, is approximately $39.8 million, based on 9,967,381 shares of outstanding common stock, of which 6,537,219 shares are held by non-affiliates, and a per share price of $6.09 based on the closing sale price of our common stock on April 24, 2025, which is the highest closing sale price of our common stock on the NYSE American within the prior 60 days of this prospectus supplement. As a result, we are currently eligible to offer and sell up to an aggregate of approximately $13,270,554 of our securities, of which up to $13,270,500 may be sold under the Sales Agreement. In no event will the aggregate market value of securities sold by us or on our behalf under this prospectus supplement pursuant to General Instruction I.B.6 of Form S-3 exceed one-third of the aggregate market value of our common stock held by non-affiliates in any twelve-month period, so long as the aggregate market value of our common stock held by non-affiliates is less than $75.0 million. During the prior twelve-month period that ends on and includes the date hereof, we have not sold any of our shares of common stock pursuant to General Instruction I.B.6 of Form S-3.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page S-5 of this prospectus supplement, on Page 6 of the accompanying base prospectus and any similar section contained in the documents incorporated by reference herein concerning factors you should consider before investing in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement and the accompanying base prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus supplement is April 28, 2025

We are responsible for the information contained and incorporated by reference in this prospectus and in any related free writing prospectus we prepare or authorize. Neither we nor the sales agent have authorized anyone to give you any other information, and we take no responsibility for any other information that others may give you. If you are in a jurisdiction where offers to sell, or solicitations of offers to purchase, the securities offered by this documentation are unlawful, or if you are a person to whom it is unlawful to direct these types of activities, then the offer presented in this document does not extend to you. The information contained in this document speaks only as of the date of this document, unless the information specifically indicates that another date applies. Our business, financial condition, results of operations and prospects may have changed since those dates.

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT
This document is in two parts. The first part is this prospectus supplement, which describes the specific terms of this offering of common stock and also supplements and updates information contained or incorporated by reference in the accompanying base prospectus. The second part is the accompanying base prospectus, which gives more general information, some of which may not apply to this offering of common stock. Generally, when we refer only to the “prospectus,” we are referring to both this prospectus supplement and the accompanying base prospectus combined. If the information relating to the offering varies between this prospectus supplement and the accompanying base prospectus, you should rely on the information in this prospectus supplement.
This prospectus supplement is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under the shelf registration process, we may offer shares of our common stock having an aggregate offering price of up to $13,270,500 from time to time through or to Jones, acting as agent or principal, under this prospectus supplement and accompanying base prospectus at prices to be determined by market conditions at the time of the offering.
To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference in this prospectus, on the other hand, you should rely on the information in this prospectus, except as provided in the following sentence. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference in this prospectus supplement after the date hereof — the statement in the document having the later date modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.
You should rely only on the information contained or incorporated by reference in this prospectus and any free writing prospectus we may authorize for use in connection with this offering. We have not, and Jones has not, authorized anyone to provide you with different information. We and Jones take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may provide.
The information contained in this prospectus, the documents incorporated by reference herein or therein and any free writing prospectus we may authorize for use in connection with this offering, is accurate only as of their respective dates, regardless of the time of delivery of any such document or the time of any sale of our common stock. Our business, financial condition, results of operations and prospects may have changed since those dates. It is important for you to read and consider all information contained in this prospectus, the documents incorporated by reference herein and therein and any free writing prospectus that we have authorized for use in connection with this offering, in making your investment decision. You should read this prospectus, as well as the documents incorporated by reference herein and therein, the additional information described under the section titled “Where You Can Find More Information” and “Incorporation by Reference” in this prospectus, and any free writing prospectus that we have authorized for use in connection with this offering, before investing in our common stock.
We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.
This prospectus and the documents incorporated by reference herein also contain estimates, projections and other information concerning our industry, our business, and the markets for certain diseases, including data regarding the estimated size of those markets, and the incidence and prevalence of certain medical conditions. Information that is based on estimates, forecasts, projections, market research or similar methodologies is inherently subject to uncertainties and actual events or circumstances may differ materially from events and circumstances reflected in this information. Unless otherwise expressly stated, we obtained this industry, business, market and other data from reports, research surveys, studies and similar data prepared by market research firms and other third parties, industry, medical and general publications, government data and similar sources.
We are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where such offers and sales are permitted. The distribution of this prospectus and the offering of our common stock in certain jurisdictions may be restricted by law. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of our common stock and the distribution of this prospectus outside the United States. This prospectus does not constitute, and may not be used in connection with, an offer to sell, or a solicitation of an offer to buy, any securities offered by this prospectus by any person in any jurisdiction in which it is unlawful for such person to make such an offer or solicitation.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Serina,” “we,” “us,” “our” and similar terms refer to Serina Therapeutics, Inc. (f/k/a AgeX Therapeutics, Inc.) and our consolidated subsidiaries. References to “AgeX” refer to our predecessor company prior to the consummation of the Merger.
We use our logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. We urge you to carefully read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the SEC, which are described under “Where You Can Find More Information”. Please carefully consider, among other things, the information provided in “Risk Factors” beginning on page 5 and “Cautionary Note Regarding Forward-Looking Statements”.
The Company
We are a clinical-stage biotechnology company developing a pipeline of wholly-owned drug product candidates to treat neurological diseases and other indications. Our POZ platform provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). For additional information about our business, operations, and financial results, see the documents listed under “Where You Can Find More Information.”
Risk Factors
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Please see “Risk Factors” on page S-5 of this prospectus supplement for further information.
Corporate Information
On March 26, 2024, the Delaware corporation incorporated on January 6, 2017, and formerly known as “AgeX Therapeutics, Inc.” completed our previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023 (the “Merger Agreement”), by and among AgeX, Canaria Transaction Corporation, an Alabama corporation and a wholly owned subsidiary of AgeX (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Legacy Serina”), pursuant to which Merger Sub merged with and into Legacy Serina, with Legacy Serina surviving the merger as a wholly owned subsidiary of AgeX (the “Merger”). Immediately following the Merger, AgeX changed our name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.” (the “Company”) and our common stock began trading on the NYSE American under the symbol “SER.”
Our principal executive offices are located at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, and our telephone number is (256) 327-9630. Our website address is https://serinatherapeutics.com. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.
We use our logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

THE OFFERING

Issuer:	Serina Therapeutics, Inc.

Common stock to be outstanding immediately after this offering:
Up to 9,967,381 shares of our common stock, assuming sales of 2,170,064 shares of our common stock in this offering at a public offering price of  $6.09 per share, which was the last reported sale price per share of our common stock on NYSE American on April 24, 2025. The actual number of shares of our common stock issued will vary depending on the sales prices in this offering.

Plan of Distribution:
“At the market offering” as defined in Rule 415(a)(4) under the Securities Act, from time to time through or to Jones, acting as agent or principal. See “Plan of Distribution” on page S-12 of this prospectus supplement.

Use of Proceeds
Our management will retain broad discretion regarding the allocation and use of the net proceeds. We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund research and development of current or additional product candidates, and the remainder for working capital and other general corporate purposes. See “Use of Proceeds” on page S-9 of this prospectus supplement.

Risk Factors:
Investing in our common stock involves significant risks. See “Risk Factors” beginning on page S-5 of this prospectus supplement and under similar headings in the documents incorporated by reference into this prospectus supplement for a discussion of the factors you should carefully consider before deciding to invest in our common stock.

NYSE American symbol:	SER
The number of shares of common stock to be outstanding after this offering is based on 9,967,381 shares of our common stock outstanding as of March 31, 2025, and excludes:

•(i) 60,000 shares of our common stock subject to options granted under the 2024 Inducement Equity Plan (the “2024 Inducement Plan”) at an exercise prices ranging from $4.50 to $5.30 per share as of March 31, 2025, (ii) 1,732,792 shares of our common stock subject to options granted under the 2024 Equity Incentive Plan (the “2024 Incentive Plan”) at exercise prices ranging from $6.66 to $14.87 per share, (iii) 1,521,172 shares of our common stock subject to options granted under the 2017 Stock Option Plan (the “2017 Option Plan”) at an exercise price of $0.06 per share, and (iv) 1,812 shares of our common stock subject to the Serina 2017 Equity Incentive Plan (the “2017 Incentive Plan”) at an exercise price of $13.19 per share;
•940,000 shares of our common stock reserved for future issuance under the 2024 Inducement Plan as of December 31, 2024;
•942,208 shares of our common stock reserved for future issuance under the 2024 Incentive Plan;
•241,683 shares of our common stock reserved for future issuance under the 2017 Incentive Plan;
•367,000 shares of our common stock issuable upon exercise of certain Post-Merger Warrants outstanding as of December 31, 2024, at an exercise price of $13.20 per share
•378,000 shares of our common stock issuable upon exercise of certain Incentive Warrants outstanding as of December 31, 2024, at an exercise price of $18.00 per share
•756,000 shares of our common stock issuable upon exercise of certain Replacement Incentive Warrants outstanding as of December 31, 2024, at an exercise price of $18.00 per share

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into this prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.”
Risks Related To This Offering
We have broad discretion in the use of the net proceeds from this offering and may invest or spend the proceeds in ways with which you do not agree and in ways that may not yield a return on your investment.
Our management will have broad discretion in the application of the net proceeds from this offering, including for any of the purposes described in the section titled “Use of Proceeds,” and you will be relying on the judgment of our management regarding such application. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used effectively. Our management might not apply the net proceeds in ways that ultimately increase the value of your investment. If we do not invest or apply the net proceeds from this offering in ways that enhance stockholder value, we may fail to achieve expected results, which could cause our stock price to decline. Pending their use, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities. These investments may not yield a favorable return to our stockholders.
If you purchase our common stock in this offering, you will incur immediate and substantial dilution in the net tangible book value of your shares.
The offering price per share in this offering may exceed the net tangible book value per share of our common stock outstanding at the time of sale. Assuming that an aggregate of 2,179,064 shares of our common stock are sold at an assumed offering price of $6.09 per share, the last reported sale price of our common stock on NYSE American on April 24, 2025, for aggregate gross proceeds of $13,270,500, and after deducting commissions and estimated offering expenses payable by us, new investors in this offering would experience immediate dilution of $5.001 per share, representing the difference between our as adjusted net tangible book value per share as of December 31, 2024 of $1.089, after giving effect to this offering, and the assumed offering price.
This dilution is due to the substantially lower price paid by some of our investors who purchased shares prior to this offering as compared to the price offered to the public in this offering and the exercise of stock options granted to our employees, directors and consultants. In addition, we have a significant number of stock options. The exercise of any of the outstanding options would result in further dilution. As a result of the dilution to new investors purchasing shares in this offering, new investors may receive significantly less than the purchase price paid in this offering, if anything, in the event of our liquidation. Further, because we expect we will need to raise additional capital to fund our future activities, we may in the future sell substantial amounts of common stock or securities convertible into or exchangeable for common stock.
Future issuances of common stock or common stock-related securities, together with the exercise of outstanding stock options or pre-funded warrants, if any, may result in further dilution. For a further description of the dilution that you will experience immediately after this offering, see the section titled “Dilution.”
Future sales and issuances of our common stock or rights to purchase common stock, including pursuant to our equity incentive plans, could result in additional dilution of the percentage ownership of our stockholders and could cause our stock price to fall.

Additional capital will be needed in the future to continue our planned operations. To the extent we issue additional equity securities to raise capital or pursuant to our equity incentive plans or other contractual obligations, our stockholders may experience substantial dilution. We may sell common stock, convertible securities or other equity securities in one or more transactions at prices and in a manner we determine from time to time. If we sell or issue common stock, convertible securities or other equity securities in more than one transaction, investors may be materially diluted by subsequent sales. These sales may also result in material dilution to our existing stockholders, and new investors could gain rights superior to our existing stockholders.
In addition, sales of a substantial number of shares of our outstanding common stock in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares of common stock intend to sell shares, could reduce the market price of our common stock. Significant portions of these shares are held by a relatively small number of stockholders. Sales by our stockholders of a substantial number of shares, or the expectation that such sales may occur, could significantly reduce the market price of our common stock.
The actual number of shares we will issue under the Sales Agreement, at any one time or in total, is uncertain.
Subject to certain limitations in the Sales Agreement and compliance with applicable law, we have the discretion to deliver a transaction proposal to Jones at any time throughout the term of the Sales Agreement. The number of shares that are sold by Jones after delivering a transaction proposal will fluctuate based on the market price of our common stock during the sales period and limits we set with Jones. Because the price per share of each share sold will fluctuate based on the market price of our common stock during the sales period, it is not possible at this stage to predict the number of shares that will be ultimately issued.
The common stock offered hereby will be sold in “at the market offerings,” and investors who buy shares at different times will likely pay different prices.
Investors who purchase shares in this offering at different times will likely pay different prices, and so may experience different outcomes in their investment results. We will have discretion, subject to market demand, to vary the timing, prices, and numbers of shares sold, and there is no minimum or maximum sales price. Investors may experience a decline in the value of their shares as a result of share sales made at prices lower than the prices they paid.
Because there are no current plans to pay cash dividends on our common stock for the foreseeable future, you may not receive any return on investment unless you sell shares of our common stock for a price greater than that which you paid for it.
We may retain future earnings, if any, for future operations, expansion and debt repayment and have no current plans to pay any cash dividends for the foreseeable future. Any decision to declare and pay dividends as a public company in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, financial condition, cash requirements, contractual restrictions and other factors that our board of directors may deem relevant. In addition, our ability to pay dividends may be limited by covenants of any existing and future outstanding indebtedness we or our subsidiaries incur. As a result, you may not receive any return on an investment in our common stock unless you sell your shares of our common stock for a price greater than that which you paid for it.
Sales of a significant number of shares of common stock in the public markets, or the perception that such sales could occur, could depress the market price of our common stock.
Sales of a substantial number of shares in the public markets, or the perception that such sales could occur, could depress the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities. We have agreed, without the prior written consent of the Jones, and subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock during the period beginning on the first trading day immediately prior to the delivery of any placement notice delivered by us to Jones and ending on the first trading day immediately following the final settlement date with respect to the shares sold pursuant to such notice. We have further agreed, subject to certain exceptions set forth in the Sales Agreement, not to sell or otherwise dispose of any common stock or securities convertible into or exchangeable for shares of common stock, warrants or any rights to purchase or acquire common stock in any other “at the market offering” or continuous equity transaction prior to the termination of the Sales Agreement with Jones. Therefore, it is possible that we could issue and sell additional shares of our common stock in the public markets. We cannot predict the effect that future sales of our common stock would have on the market price of our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contains forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act, that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus supplement may include, for example, statements about:
•our financial performance;
•our strategies, prospects, plans, expectations and objectives of management for future operations and projected capital resources and financial position;
•statements concerning proposed products or product candidates;
•the benefits that may be derived from, or the commercial or market opportunity of, our product candidates;
•statements regarding future economic conditions or performance; and
•statements of belief and any statement of assumptions underlying any of the foregoing.
For a discussion of the factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risk associated with us, see “Risk Factors” beginning on page S-5 of this prospectus supplement. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we filed with the SEC. See “Where You Can Find More Information” beginning on page S-15 of this prospectus supplement.
If any of these risks or uncertainties materialize or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus supplement are current only as of the date on which the statements were made. We do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable.
In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement and any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

USE OF PROCEEDS
We may issue and sell shares of our common stock having aggregate sales proceeds of up to $13,270,500 from time to time. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. There can be no assurance that we will sell any shares under or fully utilize the Sales Agreement as a source of financing.
We currently intend to use the net proceeds from this offering, together with our existing cash and cash equivalents, to fund research and development of current or additional product candidates and the remainder for working capital and other general corporate purposes. The expected use of the net proceeds from this offering, if any, represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures will depend on numerous factors, including the factors described under “Risk Factors” in this prospectus supplement, the accompanying base prospectus and in the documents incorporated by reference herein and therein, as well as the amount of cash used in our operations. We may find it necessary or advisable to use the net proceeds for other purposes, and we will have broad discretion in the application of the net proceeds. Pending the uses described above, we may invest the net proceeds in a variety of capital preservation instruments, including short-term, investment-grade, interest-bearing instruments and U.S. government securities.

DILUTION
If you invest in our common stock in this offering, your ownership interest will be diluted to the extent of the difference between the public offering price per share of our common stock in this offering and the as adjusted net tangible book value per share of our common stock immediately after this offering. Our net tangible book value as of December 31, 2024 was approximately $(39,000), or approximately $(0.004) per share of common stock. Net tangible book value per share represents the amount of total tangible assets (total assets less intangible assets) less total liabilities, divided by the number of shares of our common stock outstanding as of December 31, 2024.
Dilution in net tangible book value per share to new investors participating in this offering represents the difference between the amount per share paid by purchasers in this offering and the as adjusted net tangible book value per share of our common stock immediately after giving effect to this offering. After giving effect to the assumed sale of 2,179,064 shares of our common stock in the aggregate amount of approximately $13,270,500 at an assumed offering price of $6.09 per share, the last reported sale price of our common stock on April 24, 2025, and after deducting commissions and estimated offering expenses payable by us, our as adjusted net tangible book value as of December 31, 2024 would have been approximately $12,633,385, or approximately $1.089 per share of common stock. This represents an immediate increase in net tangible book value of $1.093 per share of common stock to our existing stockholders and immediate dilution in net tangible book value of $5.001 per share of common stock to new investors participating in this offering at the assumed offering price.
The following table illustrates this per share dilution:

Assumed public offering price per share	$6.090
Historical net tangible book value per share as of December 31, 2024	$(0.004)
Increase in net tangible book value per share attributable to new investors participating in this offering	$1.093
As adjusted net tangible book value per share as of December 31, 2024 after this offering	$1.089
Dilution per share to new investors participating in this offering	$5.001
The number of shares of common stock to be outstanding after this offering is based on 9,422,215 shares of our common stock outstanding as of December 31, 2024, and excludes:
•(i) 60,000 shares of our common stock subject to options granted under the 2024 Inducement Equity Plan (the “2024 Inducement Plan”) at an exercise price of $5.30 per share as of December 31, 2024, (ii) 1,652,792 shares of our common stock subject to options granted under the 2024 Equity Incentive Plan (the “2024 Incentive Plan”) at exercise prices ranging from $6.66 to $14.87 per share, (iii) 1,521,172 shares of our common stock subject to options granted under the 2017 Stock Option Plan (the “2017 Option Plan”) at an exercise price of $0.06 per share, and (iv) 1,812 shares of our common stock subject to the Serina 2017 Equity Incentive Plan (the “2017 Incentive Plan”) at an exercise price of $13.19 per share;
•955,000 shares of our common stock reserved for future issuance under the 2024 Inducement Plan as of December 31, 2024;
•1,022,208 shares of our common stock reserved for future issuance under the 2024 Incentive Plan;
•241,683 shares of our common stock reserved for future issuance under the 2017 Incentive Plan;
•367,000 shares of our common stock issuable upon exercise of certain Post-Merger Warrants outstanding as of December 31, 2024, at an exercise price of $13.20 per share
•378,000 shares of our common stock issuable upon exercise of certain Incentive Warrants outstanding as of December 31, 2024, at an exercise price of $18.00 per share
•756,000 shares of our common stock issuable upon exercise of certain Replacement Incentive Warrants outstanding as of December 31, 2024, at an exercise price of $18.00 per share

In addition, we may choose to raise additional capital in the future through the sale of equity or convertible debt securities due to market conditions or strategic considerations, even if we believe we have sufficient funds for our current or future operating plans. To the extent that any of our outstanding options are exercised, new options or restricted stock units are issued under our equity incentive plans or we issue additional shares of common stock or other equity or convertible debt securities in the future, there will be further dilution to investors participating in this offering.

PLAN OF DISTRIBUTION
We have entered into a Capital on DemandTM Sales Agreement with Jones under which we may offer and sell from time to time shares of our common stock through or to Jones, acting as agent or principal.
Sales of shares of our common stock, if any, under this prospectus supplement and the accompanying base prospectus will be made by any method deemed to be an “at the market offering” as defined in Rule 415 promulgated under the Securities Act.
Each time we wish to issue and sell shares of common stock under the Sales Agreement, we will notify Jones of the number of shares to be issued, the dates on which such sales are anticipated to be made, any limitation on the number of shares to be sold in any one day and any minimum price below which sales may not be made. Once we have so instructed Jones, unless Jones declines to accept the terms of such notice, Jones has agreed to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such shares up to the amount specified on such terms. The obligations of Jones under the Sales Agreement to sell shares of our common stock are subject to a number of conditions that we must meet.
The settlement of sales of shares between us and Jones is generally anticipated to occur on the first trading day following the date on which the sale was made. Sales of shares of our common stock as contemplated in this prospectus supplement will be settled through the facilities of The Depository Trust Company or by such other means as we and Jones may agree upon. There is no arrangement for funds to be received in an escrow, trust or similar arrangement.
We will pay Jones a commission equal to up to 3.0% of the aggregate gross proceeds we receive from each sale of shares of our common stock. Because there is no minimum offering amount required as a condition of this offering, the actual total public offering amount, commissions and proceeds to us, if any, are not determinable at this time. In addition, we have agreed to reimburse Jones for the fees and disbursements of its counsel, payable upon execution of the Sales Agreement, in an amount not to exceed $50,000, in addition to certain ongoing disbursements of its legal counsel. We estimate that the total expenses for the offering, excluding any commissions or expense reimbursement payable to Jones under the terms of the Sales Agreement, will be approximately $150,000. The remaining sale proceeds, after deducting any other transaction fees, will equal our net proceeds from the sale of such shares.
Jones will provide written confirmation to us before the open on the NYSE American on the day following each day on which shares of our common stock are sold under the Sales Agreement. Each confirmation will include the number of shares sold on that day, the aggregate gross proceeds of such sales and the proceeds to us.
In connection with the sale of shares of our common stock on our behalf, Jones will be deemed to be an “underwriter” within the meaning of the Securities Act, and the compensation of Jones will be deemed to be underwriting commissions or discounts. We have agreed to indemnify Jones against certain civil liabilities, including liabilities under the Securities Act. We have also agreed to contribute to payments Jones may be required to make in respect of such liabilities.
The offering of shares of our common stock pursuant to the Sales Agreement will terminate upon the termination of the Sales Agreement as permitted therein. We and Jones may each terminate the Sales Agreement at any time upon three days’ or five days’ prior notice, as applicable.
This summary of the material provisions of the Sales Agreement does not purport to be a complete statement of its terms and conditions.
Jones and its affiliates may in the future provide various investment banking, commercial banking, financial advisory and other financial services for us and our affiliates, for which services they may in the future receive customary fees. In the course of its business, Jones may actively trade our securities for its own account or for the accounts of customers, and, accordingly, Jones may at any time hold long or short positions in such securities.

This prospectus supplement and the accompanying base prospectus in electronic format may be made available on a website maintained by Jones, and Jones may distribute the prospectus supplement and the accompanying base prospectus electronically.

LEGAL MATTERS
Bradley Arant Boult Cummings LLP will pass upon certain legal matters relating to the issuance and sale of the securities offered hereby on behalf of Serina Therapeutics, Inc. JonesTrading Institutional Services LLC is being represented in connection with this offering by Ellenoff Grossman & Schole LLP.
EXPERTS
The consolidated financial statements of Serina Therapeutics, Inc. and subsidiaries as of and for the years ended December 31, 2024 and 2023, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing. This report on the financial statements contains an explanatory paragraph regarding Serina Therapeutics, Inc.’s ability to continue as a going concern.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered hereby. This prospectus supplement constitutes a part of the registration statement, but does not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an internet website that contains reports, proxy and information statements, and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
We also maintain an internet website at https://serinatherapeutics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents filed by Serina Therapeutics, Inc., that are listed below and any future filings made by Serina Therapeutics, Inc., with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold, prior to the termination of the offerings under this prospectus supplement. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus supplement.
We incorporate by reference the documents listed below:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;
•Our Current Reports on Form 8-K filed with the SEC on January 15, 2025, February 12, 2025, and April 14, 2025 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and
•The description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (256) 327-9630 or by contacting: Serina Therapeutics, Inc., Attn: Corporate Secretary, 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

PROSPECTUS
$100,000,000
Common Stock
Preferred Stock
Debt Securities
Warrants
This prospectus will allow us to issue, from time to time at prices and on terms to be determined at or prior to the time of the offering, up to $100,000,000 of any combination of the securities described in this prospectus, either individually or in units. We may also offer common stock or preferred stock upon conversion of or exchange for the debt securities, common stock or preferred stock or debt securities upon the exercise of warrants.
This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide you with the specific terms of any offering in one or more supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this document. You should read this prospectus and any prospectus supplement, as well as any documents incorporated by reference into this prospectus or any prospectus supplement, carefully before you invest.
Our securities may be sold directly by us to you, through agents designated from time to time to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any underwriters or agents are involved in the sale of our securities with respect to which this prospectus is being delivered, the names of such underwriters or agents and any applicable fees, commissions or discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
Our common stock is listed on the NYSE American under the symbol “SER.” On March 31, 2025, the last reported sales price of our common stock was $5.67 per share.
Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus and any similar section contained in the documents incorporated by reference and in the applicable prospectus supplement concerning factors you should consider before investing in our common stock.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is April 10, 2025

No dealer, salesperson or other person has been authorized to give any information or to make any representations other than those contained or incorporated by reference in this prospectus or any accompanying prospectus supplement in connection with the offer made by this prospectus or any accompanying prospectus supplement and, if given or made, such information or representations must not be relied upon as having been authorized by Serina Therapeutics, Inc. or any such person. Neither the delivery of this prospectus or any accompanying prospectus supplement nor any sale made hereunder and thereunder shall under any circumstances create an implication that there has been no change in the affairs of Serina Therapeutics, Inc. since the date hereof. This prospectus or any accompanying prospectus supplement does not constitute an offer or solicitation by anyone in any state in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to anyone to whom it is unlawful to make such offer or solicitation.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, using a “shelf” registration process. Under this shelf process, we may sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $100,000,000. We have provided to you in this prospectus a general description of the securities we may offer. Each time we sell securities under this shelf registration process, we will provide a prospectus supplement that will contain specific information about the terms of the offering. We may also add, update or change any of the information contained in this prospectus in the prospectus supplement or any “free writing prospectus” we may authorize to be delivered to you. To the extent there is a conflict between the information contained in this prospectus and the prospectus supplement or any free writing prospectus we may authorize to be delivered to you, you should rely on the information in the prospectus supplement or free writing prospectus, as the case may be, provided that if any statement in one of these documents is inconsistent with a statement in another document having a later date-for example, a document incorporated by reference in this prospectus or any prospectus supplement-the statement in the document having the later date modifies or supersedes the earlier statement. This prospectus, together with the applicable prospectus supplements and any free writing prospectus we may authorize to be delivered to you, includes all material information relating to a particular offering.
An investment in our securities involves certain risks that should be carefully considered by prospective investors. See “Risk Factors” on page 6 of this prospectus.
You should read this prospectus and any prospectus supplement as well as additional information described under “Incorporation of Certain Documents by Reference” and “Where You Can Find More Information” on pages 3 and 2, respectively.
Unless the context indicates otherwise, references in this prospectus to the “Company,” “Serina,” “we,” “us,” “our” and similar terms refer to Serina Therapeutics, Inc. (f/k/a AgeX Therapeutics, Inc.) and our consolidated subsidiaries. References to “AgeX” refer to our predecessor company prior to the consummation of the Merger.

WHERE YOU CAN FIND MORE INFORMATION
We have filed with the SEC a registration statement under the Securities Act with respect to the securities offered hereby. This prospectus and any applicable prospectus supplement constitute a part of the registration statement, but do not contain all of the information set forth in the registration statement or the exhibits and schedules filed therewith. For further information about us and the securities offered hereby, we refer you to the registration statement and the exhibits and schedules filed thereto. Statements contained in this prospectus or any prospectus supplement regarding the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the registration statement. We file periodic reports, proxy statements, and other information with the Securities and Exchange Commission (the “SEC”) pursuant to the Exchange Act of 1934, as amended (the “Exchange Act”). The SEC maintains an Internet website that contains reports, proxy and information statements, and other information about registrants, like us, that file electronically with the SEC. The address of that site is www.sec.gov.
We also maintain an internet website at https://serinatherapeutics.com. Through our website, we make available, free of charge, the following documents as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC: our quarterly reports on Form 10-Q, annual reports on Form 10-K, current reports on Form 8-K, and all amendments to those reports. The information contained on, or that may be accessed through, our website is not part of, and is not incorporated into, this prospectus.

INCORPORATION BY REFERENCE
We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the previously filed information. We incorporate by reference the documents filed by Serina Therapeutics, Inc., that are listed below and any future filings made by Serina Therapeutics, Inc., with the SEC pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), excluding information deemed to be furnished and not filed with the SEC, until all the securities are sold, prior to the termination of the offerings under this prospectus. You should not assume that the information in this prospectus is current as of any date other than the date on the cover page of this prospectus.
We incorporate by reference the documents listed below:
•Our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025;
•Our Current Reports on Form 8-K filed with the SEC on January 6, 2025, January 15, 2025, February 3, 2025, February 12, 2025 and March 24, 2025 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and
•The description of our common stock contained in our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on March 24, 2025, and any amendment or report filed with the SEC for the purpose of updating the description.
You may request, orally or in writing, a copy of any or all of the documents incorporated herein by reference. These documents will be provided to you at no cost, by calling us at (256) 327-9630 or by contacting: Serina Therapeutics, Inc., Attn: Corporate Secretary, 601 Genome Way, Suite 2001, Huntsville, Alabama 35806. Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This prospectus and any accompanying prospectus supplement contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that are forward-looking and as such are not historical facts. These forward-looking statements include, without limitation, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, and are not guarantees of future performance. The words “may,” “will,” “anticipate,” “believe,” “expect,” “continue,” “could,” “estimate,” “future,” “expect,” “intends,” “may,” “might,” “plan,” “possible,” “potential,” “aim,” “strive,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:
•our financial performance;
•our strategies, prospects, plans, expectations and objectives of management for future operations and projected capital resources and financial position;
•statements concerning proposed products or product candidates;
•the benefits that may be derived from, or the commercial or market opportunity of, our product candidates;
•statements regarding future economic conditions or performance; and
•statements of belief and any statement of assumptions underlying any of the foregoing.
For a discussion of the factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied in such forward-looking statements, and for a discussion of risk associated with us, see “Risk Factors” beginning on page 6 of this prospectus. Additional factors that could cause actual results to differ materially from those expressed in the forward-looking statements are discussed in reports we filed with the SEC. See “Where You Can Find More Information” beginning on page 2 of this prospectus.
If any of these risks or uncertainties materializes or any of these assumptions proves incorrect, our results could differ materially from the forward-looking statements. All forward-looking statements in this prospectus are current only as of the date on which the statements were made. We do not undertake any obligation (and expressly disclaim any such obligation) to publicly update any forward-looking statement to reflect events or circumstances after the date on which any statement is made or to reflect the occurrence of unanticipated events, except as required by applicable.
In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus and any accompanying prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and such statements should not be read to indicate that such party has conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

PROSPECTUS SUMMARY
This summary highlights information contained elsewhere in this prospectus, is not complete, and does not contain all of the information that you should consider before making your investment decision. We urge you to carefully read the entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information included herein or incorporated by reference from our other filings with the U.S. Securities and Exchange Commission, or the SEC which are described under “Where You Can Find More Information”. Please carefully consider, among other things, the information provided in “Risk Factors” beginning on page 6 and “Cautionary Note Regarding Forward-Looking Statements”.
The Company
We are a clinical-stage biotechnology company developing a pipeline of wholly-owned drug product candidates to treat neurological diseases and other indications. Our POZ platform provides the potential to improve the integrated efficacy and safety profile of multiple modalities including small molecules, RNA-based therapeutics and antibody-based drug conjugates (ADCs). For additional information about our business, operations, and financial results, see the documents listed under “Where You Can Find More Information”.
Risk Factors
An investment in our securities involves a high degree of risk. You should carefully consider the risk factors and all of the other information included in this prospectus and the documents we have incorporated by reference into this prospectus, including those under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, before making an investment decision. Please see “Risk Factors” on page 6 of this prospectus for further information.
Corporate Information
On March 26, 2024, the Delaware corporation incorporated on January 6, 2017, and formerly known as “AgeX Therapeutics, Inc.” completed our previously announced merger transaction in accordance with the terms and conditions of the Agreement and Plan of Merger and Reorganization, dated as of August 29, 2023 (the “Merger Agreement”), by and among AgeX Therapeutics, Inc., a Delaware corporation (“AgeX”), Canaria Transaction Corporation, an Alabama corporation and a wholly owned subsidiary of AgeX (“Merger Sub”), and Serina Therapeutics, Inc., an Alabama corporation (“Legacy Serina”), pursuant to which Merger Sub merged with and into Legacy Serina, with Legacy Serina surviving the merger as a wholly owned subsidiary of AgeX (the “Merger”). Immediately following the consummation of the Merger, AgeX changed our name from “AgeX Therapeutics, Inc.” to “Serina Therapeutics, Inc.” (the “Company”) and the Company’s common stock, par value $0.0001 per share (“common stock”), began trading on the NYSE American under the symbol “SER.”
Our principal executive offices are located at 601 Genome Way, Suite 2001, Huntsville, Alabama 35806, and our telephone number is (256) 327-9630. Our website address is https://serinatherapeutics.com/. The contents of our website are not incorporated into this prospectus, and our reference to the URL for our website is intended to be an inactive textual reference only. The information contained on, or that can be accessed through, our website is not a part of this prospectus.
We use our logo and other marks as trademarks in the United States and other countries. This prospectus contains references to our trademarks and service marks and to those belonging to other entities. Solely for convenience, trademarks and trade names referred to in this prospectus, including logos, artwork and other visual displays, may appear without a trademark symbol, but such references are not intended to indicate in any way that we will not assert, to the fullest extent under applicable law, our rights or the rights of the applicable licensor to these trademarks and trade names. We do not intend our use or display of other entities’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other entity.

RISK FACTORS
Investing in our securities involves a high degree of risk. You should carefully review and consider the risk factors under “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024, and, to the extent applicable, in our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each of which is incorporated by reference in this prospectus, as well as any updates thereto contained in subsequent filings with the SEC, and all other information contained in this prospectus and incorporated by reference into the prospectus before purchasing our securities. The risks and uncertainties described in these risk factors are not the only ones facing our Company. Additional risks and uncertainties of which we are unaware, or that we currently deem immaterial, also may become important factors that affect us. If any of these risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of our common stock could decline, and you may lose some or all of your investment. Please see “Cautionary Note Regarding Forward-Looking Statements.”
If any of these risks or uncertainties actually occur, our business, financial condition, results of operations or cash flows could be adversely affected. When we offer securities pursuant to a prospectus supplement, we may include additional risk factors relevant to that offering in the prospectus supplement.

USE OF PROCEEDS
Unless otherwise provided in the applicable prospectus supplement, we intend to use the net proceeds from the sale of the securities under this prospectus for working capital, including research and development, expansion of our business, strategic transactions and other general corporate purposes. We will set forth in the prospectus supplement our intended use for the net proceeds received from the sale of any securities. Pending the use of the net proceeds, we may use the net proceeds to invest in investment-grade, interest-bearing securities.

DESCRIPTION OF CAPITAL STOCK
The following description of our capital stock is intended as a summary only and therefore is not a complete description of our capital stock. This description is based upon, and is qualified by reference to, our certificate of incorporation, which we refer to as our charter, our bylaws and applicable provisions of Delaware corporate law. You should read our charter and bylaws, which are filed as exhibits to the registration statement of which this prospectus forms a part, for the provisions that are important to you.
Our authorized capital stock consists of 40,000,000 shares of common stock, par value $0.0001 per share, and 5,000,000 shares of preferred stock, par value $0.0001 per share.
Common Stock
Voting Rights. Each holder of record of common stock are entitled to one vote for each share of common stock which is outstanding on all matters on which stockholders are entitled to vote generally. The holders of shares of common stock do not have cumulative voting rights. Except as otherwise required by law, holders of common stock are not be entitled to vote on any amendment to our Amended and Restated Certificate of Incorporation that relates solely to the terms, number of shares, powers, designations, preferences or relative, participating, optional or other special rights, or to qualifications, limitations or restrictions thereof, of one or more outstanding series of preferred stock if the holders of such affected series are entitled to vote thereon pursuant to our Amended and Restated Certificate of Incorporation or pursuant to the DGCL.
Other Rights. Holders of shares of our common stock will not have any dividend, liquidation, preemptive, subscription or conversion rights, and there will not be any redemption or sinking fund provisions applicable to our common stock.
Preferred Stock
Our Board is authorized to issue from time to time, without further vote or action by the stockholders, up to an aggregate of 5,000,000 shares of preferred stock in one or more series. Our Board is authorized, within the limitations and restrictions stated in our Amended and Restated Certificate of Incorporation, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred shares, and the number of shares constituting such series and the designation thereof.
We believe that the ability to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting provides us with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. Our Board could issue shares of preferred stock having conversion privileges or having voting, dividend and liquidation rights superior to those of the shares of common stock, which could adversely affect the voting power of the common stockholders, including the loss of voting control to others, and delay, defer or prevent a change in control of the Company without further action by the stockholders. This could discourage an acquisition attempt or other transaction that stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then-market price of the stock.
If our Board were to issue a new series of preferred stock, the issuance of such shares could:
•decrease the amount of earnings and assets available for distribution to any common stockholders;
•make removal of management more difficult;
•result in restrictions upon the payment of dividends and other distributions to any common stockholders;
•delay or prevent a change in control of the Company; and
•limit the price that investors are willing to pay in the future for the shares of common stock

Anti-takeover Effects of Delaware Law and Provisions of the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws
The Company is subject to the provisions of Section 203 of the DGCL. Section 203 generally prohibits a public Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:
•prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
•the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the number of shares outstanding (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or
•on or subsequent to the date of the transaction, the business combination is approved by the board and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.
Section 203 defines a business combination to include:
•any merger or consolidation involving the corporation and the interested stockholder;
•any sale, transfer, pledge or other disposition involving the interested stockholder of 10% or more of the assets of the corporation;
•subject to exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder; or
•the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with, or controlling, or controlled by, the entity or person. The term “owner” is broadly defined to include any person that, individually, with or through that person’s affiliates or associates, among other things, beneficially owns the stock, or has the right to acquire the stock, whether or not the right is immediately exercisable, under any agreement or understanding or upon the exercise of warrants or options or otherwise or has the right to vote the stock under any agreement or understanding, or has an agreement or understanding with the beneficial owner of the stock for the purpose of acquiring, holding, voting or disposing of the stock.
The restrictions in Section 203 do not apply to corporations that have elected, in the manner provided in Section 203, not to be subject to Section 203 of the DGCL or, with certain exceptions, which do not have a class of voting stock that is listed on a national securities exchange or held of record by more than 2,000 stockholders. Our Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws do not opt out of Section 203.
Section 203 could delay or prohibit mergers or other takeover or change in control attempts with respect to the Company and, accordingly, may discourage attempts to acquire the Company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.
Classified Board of Directors; Removal of Directors; Filling Vacancies. Our Amended and Restated Certificate of Incorporation provides that the directors shall be divided into three classes, with each class having a three-year term expiring on a staggered basis. In addition, our Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws provide that any or all of the directors (other than the directors elected by the holders of any series of preferred stock, voting separately as a series or together with one or more other such series) may be removed only for cause and only by the affirmative vote of the holders of at least a majority in voting power of all the then outstanding shares of our stock entitled to vote thereon, voting together as a single class. Subject to the rights granted to the holders of any one or more series of preferred stock then outstanding, any newly-created directorship on our Board that results from an increase in the number of directors and any vacancy occurring on our Board (whether by death, resignation, retirement, disqualification, removal or other cause) shall be filled only by a majority of the directors then in office, even if less than a quorum, or by a sole remaining director (and not by the stockholders). Each director so elected shall hold office until the next annual meeting of the stockholders and until a successor has been elected and qualified.
Special Meetings and Notice Procedures. Our Amended and Restated Bylaws provide that, except as otherwise required by law and subject to the rights of the holders of any series of preferred stock, special meetings of stockholders may only be called by or at the direction of the board of directors or the chair of the board of directors. Stockholders shall not be permitted to propose business to be brought before a special meeting of stockholders and the only matters that may be brought before a special meeting are the matters specified in the notice of meeting given by or at the direction of the person calling the meeting. In addition, our Amended and Restated Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election to our Board or to propose matters to be acted upon at stockholders’ meetings. As a result, these provisions of the Amended and Restated Bylaws may delay stockholder actions with respect to business combinations or a change in management and may make it more difficult for third parties to acquire control of the Company.
Advanced Notice Bylaws. For director nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must generally provide notice to our Secretary no later than 90 days and no more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 70 days after the anniversary of the preceding year’s annual meeting or if no annual meeting was held in the preceding year, such notice must be delivered no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which public disclosure of the date of such meeting is first made.
Exclusive Jurisdiction. Our Amended and Restated Certificate of Incorporation provides that unless we select or consent in writing to the selection of an alternative forum, (i) any derivative action or proceeding brought on our behalf, (ii) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers or other employees or stockholders to us or to our stockholders, creditors or other constituents, (iii) any action asserting a claim against us or any of our current or former directors or officers arising pursuant to any provision of the DGCL or our Amended and Restated Certificate of Incorporation or our Amended and Restated Bylaws or as to which the DGCL confers jurisdiction on the Court of Chancery of the State of Delaware or (iv) any action asserting a claim governed by the internal affairs doctrine.
No Action by Consent. Any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by a consent or consents (written, electronic, or otherwise) of such stockholders.
Amendment to the Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws. Pursuant to the DGCL, an amendment to our Amended and Restated Certificate of Incorporation generally requires: (a) recommendation of our Board; (b) the affirmative vote of a majority of the voting power of the outstanding stock entitled to vote; and (c) the affirmative vote of a majority of the voting power of the outstanding stock of each class entitled to vote; provided that any provision of Articles 5, 6, 7, 8, and 9 of our Amended and Restated Certificate of Incorporation can only be altered, amended or repealed upon the affirmative vote of the holders of at least two-thirds of our capital stock entitled to vote generally in an election of directors, voting together as a single class. Furthermore, our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws provide that our Board can make, alter, amend and repeal our Amended and Restated Bylaws subject to the power of our stockholders to alter, amend or repeal the bylaws; provided, however, that with respect to the powers of stockholders to make, alter, amend or repeal the bylaws, the affirmative vote of the holders of at least two-thirds of our capital stock entitled to vote generally in an election of directors, voting together as a single class, shall be required to make, alter amend or repeal our Amended and Restated Bylaws or to adopt any provision inconsistent therewith.

Authorized but Unissued Shares of Capital Stock. The authorized but unissued shares of our common stock and our preferred stock will be available for future issuance following the closing of the Merger without stockholder approval, subject to any limitations imposed by the listing requirements of the NYSE American. These additional shares may be used for a variety of corporate finance transactions, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved shares of our common stock and our preferred stock could make it more difficult or discourage an attempt to obtain control of the Company by means of a proxy contest, tender offer, merger or otherwise.

DESCRIPTION OF DEBT SECURITIES
We summarize below some of the provisions that will apply to the debt securities unless the applicable prospectus supplement provides otherwise. This summary may not contain all information that is important to you. The complete terms of the debt securities will be contained in the applicable notes. The notes will be included or incorporated by reference as exhibits to the registration statement of which this prospectus is a part. You should read the provisions of the notes. You should also read the prospectus supplement, which will contain additional information and which may update or change some of the information below.
General
This prospectus describes certain general terms and provisions of the debt securities. The debt securities will be issued under an indenture between us and a trustee to be designated prior to the issuance of the debt securities. When we offer to sell a particular series of debt securities, we will describe the specific terms of the securities in a supplement to this prospectus. The prospectus supplement will also indicate whether the general terms and provisions described in this prospectus apply to a particular series of debt securities.
We may issue, from time to time, debt securities, in one or more series, that will consist of either our senior debt (“senior debt securities”), our senior subordinated debt (“senior subordinated debt securities”), our subordinated debt (“subordinated debt securities”) or our junior subordinated debt (“junior subordinated debt securities” and, together with the senior subordinated debt securities and the subordinated debt securities, the “subordinated securities”). Debt securities, whether senior, senior subordinated, subordinated or junior subordinated, may be issued as convertible debt securities or exchangeable debt securities.
We have summarized herein certain terms and provisions of the form of indenture (the “indenture”). The summary is not complete and is qualified in its entirety by reference to the actual text of the indenture. The indenture is an exhibit to the registration statement of which this prospectus is a part. You should read the indenture for the provisions which may be important to you. The indenture is subject to and governed by the Trust Indenture Act of 1939, as amended.
The indenture does not limit the amount of debt securities which we may issue. We may issue debt securities up to an aggregate principal amount as we may authorize from time-to-time which securities may be in any currency or currency unit designated by us. The terms of each series of debt securities will be established by or pursuant to (a) a supplemental indenture, (b) a resolution of our board of directors, or (c) an officers’ certificate pursuant to authority granted under a resolution of our board of directors. The prospectus supplement will describe the terms of any debt securities being offered, including:
•the title of the debt securities;
•the limit, if any, upon the aggregate principal amount or issue price of the debt securities of a series;
•ranking of the specific series of debt securities relative to other outstanding indebtedness, including any debt of any of our subsidiaries;
•the price or prices at which the debt securities will be issued;
•the designation, aggregate principal amount and authorized denominations of the series of debt securities;
•the issue date or dates of the series and the maturity date of the series;
•whether the securities will be issued at par or at a premium over or a discount from their face amount;
•the interest rate, if any, and the method for calculating the interest rate and basis upon which interest shall be calculated;
•the right, if any, to extend interest payment periods and the duration of the extension;
•the interest payment dates and the record dates for the interest payments;

•any mandatory or optional redemption terms or prepayment, conversion, sinking fund or exchangeability or convertibility provisions;
•the currency of denomination of the securities;
•the place where we will pay principal, premium, if any, and interest, if any, and the place where the debt securities may be presented for transfer;
•if payments of principal of, premium, if any, or interest, if any, on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;
•if other than denominations of $1,000 or multiples of $1,000, the denominations the debt securities will be issued in;
•whether the debt securities will be issued in the form of global securities or certificates;
•the applicability of and additional provisions, if any, relating to the defeasance of the debt securities;
•the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the entire principal amount;
•the currency or currencies, if other than the currency of the United States, in which principal and interest will be paid;
•the dates on which premium, if any, will be paid;
•any addition to or change in the “Events of Default” described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;
•any addition to or change in the covenants described in the prospectus or in the indenture with respect to the debt securities;
•our right, if any, to defer payment of interest and the maximum length of this deferral period; and
•other specific terms, including any additional events of default or covenants.
We may issue debt securities at a discount below their stated principal amount. Even if we do not issue the debt securities below their stated principal amount, for United States federal income tax purposes the debt securities may be deemed to have been issued with a discount because of certain interest payment characteristics. We will describe in any applicable prospectus supplement the United States federal income tax considerations applicable to debt securities issued at a discount or deemed to be issued at a discount, and will describe any special United States federal income tax considerations that may be applicable to the particular debt securities.
Senior Debt
Senior debt securities will rank equally and pari passu with all of our other unsecured and unsubordinated debt from time to time outstanding.
Subordinated Debt
The indenture does not limit our ability to issue subordinated debt securities. Any subordination provisions of a particular series of debt securities will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement.

If this prospectus is being delivered in connection with a series of subordinated debt securities, the accompanying prospectus supplement or the information incorporated by reference in this prospectus will set forth the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Conversion or Exchange Rights
Debt securities may be convertible into or exchangeable for our other securities or property. The terms and conditions of conversion or exchange will be set forth in the supplemental indenture, board resolution or officers’ certificate related to that series of debt securities and will be described in the relevant prospectus supplement. The terms will include, among others, the following:
•the conversion or exchange price;
•the conversion or exchange period;
•provisions regarding our ability or the ability of the holder to convert or exchange the debt securities;
•events requiring adjustment to the conversion or exchange price; and
•provisions affecting conversion or exchange in the event of our redemption of the debt securities.
Merger, Consolidation or Sale of Assets
The indentures in the form initially filed as exhibits to the registration statement of which this prospectus forms a part may contain covenants that restrict our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or acquirer of such assets must assume all of our obligations under the indentures and the debt securities.
If the debt securities are convertible into our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities which the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Event of Default and Remedies
When we use the term “Event of Default” in the indenture with respect to the debt securities of any series, we mean:
i.default in paying interest on the debt securities when it becomes due and the default continues for a period of 30 days or more;
ii.default in paying principal, or premium, if any, on the debt securities when due;
iii.default is made in the payment of any sinking or purchase fund or analogous obligation when the same becomes due, and such default continues for 30 days or more;
iv.default in the performance, or breach, of any covenant or warranty in the indenture (other than defaults specified in clause (i), (ii) or (iii) above) and the default or breach continues for a period of 60 days or more after we receive written notice of such default from the trustee or we and the trustee receive notice from the holders of at least 25% in aggregate principal amount of the outstanding debt securities of the series;
v.certain events of bankruptcy, insolvency, reorganization, administration or similar proceedings with respect to us have occurred; and
vi.any other Event of Default provided with respect to debt securities of that series that is set forth in the applicable prospectus supplement accompanying this prospectus.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain of our other indebtedness that we may have outstanding from time to time. Unless otherwise provided by the terms of an applicable series of debt securities, if an Event of Default under the indenture occurs with respect to the debt securities of any series and is continuing, then the trustee or the holders of not less than 51% of the aggregate principal amount of the outstanding debt securities of that series may by written notice require us to repay immediately the entire principal amount of the outstanding debt securities of that series (or such lesser amount as may be provided in the terms of the securities), together with all accrued and unpaid interest and premium, if any. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. We refer you to the prospectus supplement relating to any series of debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.
After a declaration of acceleration, the holders of a majority in aggregate principal amount of outstanding debt securities of any series may rescind this accelerated payment requirement if all existing Events of Default, except for nonpayment of the principal on the debt securities of that series that has become due solely as a result of the accelerated payment requirement, have been cured or waived and if the rescission of acceleration would not conflict with any judgment or decree. The holders of a majority in aggregate principal amount of the outstanding debt securities of any series also have the right to waive past defaults, except a default in paying principal or interest on any outstanding debt security, or in respect of a covenant or a provision that cannot be modified or amended without the consent of all holders of the debt securities of that series.
No holder of any debt security may seek to institute a proceeding with respect to the indenture unless such holder has previously given written notice to the trustee of a continuing Event of Default, the holders of not less than 51% in aggregate principal amount of the outstanding debt securities of the series have made a written request to the trustee to institute proceedings in respect of the Event of Default, the holder or holders have offered reasonable indemnity to the trustee and the trustee has failed to institute such proceeding within 60 days after it received this notice. In addition, within this 60-day period the trustee must not have received directions inconsistent with this written request by holders of a majority in aggregate principal amount of the outstanding debt securities of that series. These limitations do not apply, however, to a suit instituted by a holder of a debt security for the enforcement of the payment of principal, interest or any premium on or after the due dates for such payment.
During the existence of an Event of Default actually known to a responsible officer of the trustee, the trustee is required to exercise the rights and powers vested in it under the indenture and use the same degree of care and skill in its exercise as a prudent person would under the circumstances in the conduct of that person’s own affairs. If an Event of Default has occurred and is continuing, the trustee is not under any obligation to exercise any of its rights or powers at the request or direction of any of the holders unless the holders have offered to the trustee security or indemnity reasonably satisfactory to the trustee. Subject to certain provisions, the holders of a majority in aggregate principal amount of the outstanding debt securities of any series have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust, or power conferred on the trustee.
The trustee will, within 90 days after receiving notice of any default, give notice of the default to the holders of the debt securities of that series, unless the default was already cured or waived. Unless there is a default in paying principal, interest or any premium when due, the trustee can withhold giving notice to the holders if it determines in good faith that the withholding of notice is in the interest of the holders. In the case of a default specified in clause (4) above describing Events of Default, no notice of default to the holders of the debt securities of that series will be given until 60 days after the occurrence of the event of default.
The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if it in good faith determines that withholding notice is in the interest of the holders of those debt securities.
Modification and Waiver
The indenture may be amended or modified without the consent of any holder of debt securities in order to:
•evidence a successor to the trustee;
•cure ambiguities, defects or inconsistencies;
•provide for the assumption of our obligations in the case of a merger or consolidation or transfer of all or substantially all of our assets that complies with the covenant described under “- Merger, Consolidation or Sale of Assets”;
•make any change that would provide any additional rights or benefits to the holders of the debt securities of a series;
•add guarantors or co-obligors with respect to the debt securities of any series;
•secure the debt securities of a series;
•establish the form or forms of debt securities of any series;
•add additional Events of Default with respect to the debt securities of any series;
•add additional provisions as may be expressly permitted by the Trust Indenture Act;
•maintain the qualification of the indenture under the Trust Indenture Act; or
•make any change that does not adversely affect in any material respect the interests of any holder.
Other amendments and modifications of the indenture or the debt securities issued may be made with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding debt securities of each series affected by the amendment or modification. However, no modification or amendment may, without the consent of the holder of each outstanding debt security affected:
•change the maturity date or the stated payment date of any payment of premium or interest payable on the debt securities;
•reduce the principal amount, or extend the fixed maturity, of the debt securities;
•change the method of computing the amount of principal or any interest of any debt security;
•change or waive the redemption or repayment provisions of the debt securities;
•change the currency in which principal, any premium or interest is paid or the place of payment;
•reduce the percentage in principal amount outstanding of debt securities of any series which must consent to an amendment, supplement or waiver or consent to take any action;
•impair the right to institute suit for the enforcement of any payment on the debt securities;
•waive a payment default with respect to the debt securities;
•reduce the interest rate or extend the time for payment of interest on the debt securities;
•adversely affect the ranking or priority of the debt securities of any series; or

•release any guarantor or co-obligor from any of its obligations under its guarantee or the indenture, except in compliance with the terms of the indenture.
Satisfaction, Discharge and Covenant Defeasance
We may terminate our obligations under the indenture with respect to the outstanding debt securities of any series, when:
•either:
◦all debt securities of any series issued that have been authenticated and delivered have been delivered to the trustee for cancellation; or
◦all the debt securities of any series issued that have not been delivered to the trustee for cancellation have become due and payable, will become due and payable within one year, or are to be called for redemption within one year and we have made arrangements satisfactory to the trustee for the giving of notice of redemption by such trustee in our name and at our expense, and in each case, we have irrevocably deposited or caused to be deposited with the trustee sufficient funds to pay and discharge the entire indebtedness on the series of debt securities; and
◦we have paid or caused to be paid all other sums then due and payable under the indenture; and
◦we have delivered to the trustee an officers’ certificate and an opinion of counsel, each stating that all conditions precedent under the indenture relating to the satisfaction and discharge of the indenture have been complied with.
We may elect to have our obligations under the indenture discharged with respect to the outstanding debt securities of any series (“legal defeasance”). Legal defeasance means that we will be deemed to have paid and discharged the entire indebtedness represented by the outstanding debt securities of such series under the indenture, except for:
•the rights of holders of the debt securities to receive principal, interest and any premium when due;
•our obligations with respect to the debt securities concerning issuing temporary debt securities, registration of transfer of debt securities, mutilated, destroyed, lost or stolen debt securities and the maintenance of an office or agency for payment for security payments held in trust;
•the rights, powers, trusts, duties and immunities of the trustee; and
•the defeasance provisions of the indenture.
In addition, we may elect to have our obligations released with respect to certain covenants in the indenture (“covenant defeasance”). If we so elect, any failure to comply with these obligations will not constitute a default or an event of default with respect to the debt securities of any series. In the event covenant defeasance occurs, certain events, not including non-payment, bankruptcy and insolvency events, described under “Events of Default and Remedies,” will no longer constitute an event of default for that series.
In order to exercise either legal defeasance or covenant defeasance with respect to outstanding debt securities of any series:
•we must irrevocably have deposited or caused to be deposited with the trustee as trust funds for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to the benefits of the holders of the debt securities of a series:
•money in an amount; or

•U.S. government obligations (or equivalent government obligations in the case of debt securities denominated in other than U.S. dollars or a specified currency) that will provide, not later than one day before the due date of any payment, money in an amount; or
•a combination of money and U.S. government obligations (or equivalent government obligations, as applicable), in each case sufficient, in the written opinion (with respect to U.S. or equivalent government obligations or a combination of money and U.S. or equivalent government obligations, as applicable) of a nationally recognized firm of independent public accountants to pay and discharge, and which shall be applied by the trustee to pay and discharge, all of the principal (including mandatory sinking fund payments), interest and any premium at due date or maturity;
•in the case of legal defeasance, we have delivered to the trustee an opinion of counsel stating that, under then applicable federal income tax law, the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit, defeasance and discharge to be effected and will be subject to the same federal income tax as would be the case if the deposit, defeasance and discharge did not occur;
•in the case of covenant defeasance, we have delivered to the trustee an opinion of counsel to the effect that the holders of the debt securities of that series will not recognize income, gain or loss for federal income tax purposes as a result of the deposit and covenant defeasance to be effected and will be subject to the same federal income tax as would be the case if the deposit and covenant defeasance did not occur;
•no event of default or default with respect to the outstanding debt securities of that series has occurred and is continuing at the time of such deposit after giving effect to the deposit or, in the case of legal defeasance, no default relating to bankruptcy or insolvency has occurred and is continuing at any time on or before the 91st day after the date of such deposit, it being understood that this condition is not deemed satisfied until after the 91st day;
•the legal defeasance or covenant defeasance will not cause the trustee to have a conflicting interest within the meaning of the Trust Indenture Act, assuming all debt securities of a series were in default within the meaning of such Act;
•the legal defeasance or covenant defeasance will not result in a breach or violation of, or constitute a default under, any other agreement or instrument to which we are a party;
•if prior to the stated maturity date, notice shall have been given in accordance with the provisions of the indenture;
•the legal defeasance or covenant defeasance will not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless the trust is registered under such Act or exempt from registration; and
•we have delivered to the trustee an officers’ certificate and an opinion of counsel stating that all conditions precedent with respect to the legal defeasance or covenant defeasance have been complied with.
Covenants
We will set forth in the applicable prospectus supplement any restrictive covenants applicable to any issue of debt securities.
Paying Agent and Registrar
The trustee will initially act as paying agent and registrar for all debt securities. We may change the paying agent or registrar for any series of debt securities without prior notice, and we or any of our subsidiaries may act as paying agent or registrar.

Form of Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of the series of debt securities. Certificated securities will be issued in definitive form and global securities will be issued in registered form. Definitive securities name you or your nominee as the owner of the security, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable. Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities. The depositary maintains a computerized system that will reflect each investor’s beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the registered debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its custodian identified in the applicable prospectus supplement and registered in the name of that depositary or its nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees.
If not described below, any specific terms of the depositary arrangement with respect to any securities to be represented by a registered global security will be described in the prospectus supplement relating to those securities. We anticipate that the following provisions will apply to all depositary arrangements.
Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants’ accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some states may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities.
So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture. Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.

Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. Neither we nor the trustee or any other agent of ours or the trustee will have any responsibility or liability for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.
We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants’ accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of those participants.
If the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will issue securities in definitive form in exchange for the registered global security that had been held by the depositary. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the trustee or other relevant agent of ours or theirs. It is expected that the depositary’s instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
Unless we state otherwise in a prospectus supplement, the Depository Trust Company (“DTC”) will act as depositary for each series of debt securities issued as global securities. DTC has advised us that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and the Indirect Participants. Governing Law.
The indenture and each series of debt securities are governed by, and construed in accordance with, the laws of the State of New York.

DESCRIPTION OF WARRANTS
The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of the warrants may differ from the terms we have summarized below, and will be indicated as such, if applicable, in the applicable prospectus supplement. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus.
General
We may issue warrants for the purchase of common stock, preferred stock or debt securities in one or more series. We may issue warrants independently or together with common stock, preferred stock and debt securities, and the warrants may be attached to or separate from these securities.
We will evidence each series of warrants by warrant certificates that we will issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. We will indicate the name and address of the warrant agent in the applicable prospectus supplement relating to a particular series of warrants.
Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or
•in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Additional Information
We will describe in the applicable prospectus supplement the terms of the series of warrants, including:
•the offering price and aggregate number of warrants offered;
•the currency for which the warrants may be purchased;
•if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;
•if applicable, the date on and after which the warrants and the related securities will be separately transferable;
•in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;
•in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;
•the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;
•the terms of any rights to redeem or call the warrants;

•any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;
•the dates on which the right to exercise the warrants will commence and expire;
•the manner in which the warrant agreement and warrants may be modified;
•a discussion on any material or special United States federal income tax consequences of holding or exercising the warrants;
•the terms of the securities issuable upon exercise of the warrants; and
•any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
Exercise of Warrants
Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5 p.m., Eastern time, on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Enforceability of Rights by Holders of Warrants
Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

PLAN OF DISTRIBUTION
We may sell the securities offered by this prospectus from time to time in one or more transactions, including without limitation:
•directly to one or more purchasers;
•through agents;
•in “at the market offerings” to or through a market maker or into an existing trading market, or a securities exchange or otherwise;
•to or through underwriters, brokers or dealers; or
•through a combination of any of these methods.
A distribution of the securities offered by this prospectus may also be effected through the issuance of derivative securities, including without limitation, warrants, subscriptions, exchangeable securities, forward delivery contracts and the writing of options.
In addition, the manner in which we may sell some or all of the securities covered by this prospectus includes, without limitation, through:
•a block trade in which a broker-dealer will attempt to sell as agent, but may position or resell a portion of the block, as principal, in order to facilitate the transaction;
•purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•privately negotiated transactions.
We may also enter into hedging transactions. For example, we may:
•enter into transactions with a broker-dealer or affiliate thereof in connection with which such broker-dealer or affiliate will engage in short sales of our common stock pursuant to this prospectus, in which case such broker-dealer or affiliate may use shares of our common stock received from us to close out its short positions;
•sell securities short and redeliver such shares to close out our short positions;
•enter into option or other types of transactions that require us to deliver our common stock to a broker-dealer or an affiliate thereof, who will then resell or transfer the common stock under this prospectus; or
•loan or pledge the common stock to a broker-dealer or an affiliate thereof, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares pursuant to this prospectus.
In addition, we may enter into derivative or hedging transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. In connection with such a transaction, the third parties may sell securities covered by and pursuant to this prospectus and an applicable prospectus supplement or other offering materials, as the case may be. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also loan or pledge securities covered by this prospectus and an applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement or other offering materials, as the case may be.

A prospectus supplement with respect to each offering of securities will state the terms of the offering of the securities, including:
•the terms of the offering;
•the name or names of any underwriters or agents and the amounts of securities underwritten or purchased by each of them, if any;
•the public offering price or purchase price of the securities and the net proceeds to be received by us from the sale;
•any delayed delivery arrangements;
•any underwriting discounts or agency fees and other items constituting underwriters’ or agents’ compensation;
•any discounts or concessions allowed or reallowed or paid to dealers; and
•any securities exchange or markets on which the securities may be listed.
The offer and sale of the securities described in this prospectus by us, the underwriters or the third parties described above may be effected from time to time in one or more transactions, including privately negotiated transactions, either:
•at a fixed price or prices, which may be changed;
•at market prices prevailing at the time of sale, including in “at the market offerings”;
•at prices related to the prevailing market prices; or
•at negotiated prices.
General
Any public offering price and any discounts, commissions, concessions or other items constituting compensation allowed or reallowed or paid to underwriters, dealers, agents or remarketing firms may be changed from time to time. Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be “underwriters” as defined in the Securities Act. Any discounts or commissions they receive from us and any profits they receive on the resale of the offered securities may be treated as underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement or other offering materials, as the case may be.
Underwriters and Agents
If underwriters are used in a sale, they will acquire the offered securities for their own account. The underwriters may resell the offered securities in one or more transactions, including negotiated transactions. These sales may be made at a fixed public offering price or prices, which may be changed, at market prices prevailing at the time of the sale, at prices related to such prevailing market price or at negotiated prices. We may offer the securities to the public through an underwriting syndicate or through a single underwriter. The underwriters in any particular offering will be mentioned in the applicable prospectus supplement or other offering materials, as the case may be.
Unless otherwise specified in connection with any particular offering of securities, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions contained in an underwriting agreement that we will enter into with the underwriters at the time of the sale to them. The underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless otherwise specified in connection with any particular offering of securities. Any initial offering price and any discounts or concessions allowed, reallowed or paid to dealers may be changed from time to time.
We may designate agents to sell the offered securities. Unless otherwise specified in connection with any particular offering of securities, the agents will agree to use their best efforts to solicit purchases for the period of their appointment. We may also sell the offered securities to one or more remarketing firms, acting as principals for their own accounts or as agents for us. These firms will remarket the offered securities upon purchasing them in accordance with a redemption or repayment pursuant to the terms of the offered securities. A prospectus supplement or other offering materials, as the case may be, will identify any remarketing firm and will describe the terms of its agreement, if any, with us and its compensation.
In connection with offerings made through underwriters or agents, we may enter into agreements with such underwriters or agents pursuant to which we receive our outstanding securities in consideration for the securities being offered to the public for cash. In connection with these arrangements, the underwriters or agents may also sell securities covered by this prospectus to hedge their positions in these outstanding securities, including in short sale transactions. If so, the underwriters or agents may use the securities received from us under these arrangements to close out any related open borrowings of securities.
Dealers
We may sell the offered securities to dealers as principals. We may negotiate and pay dealers’ commissions, discounts or concessions for their services. The dealer may then resell such securities to the public either at varying prices to be determined by the dealer or at a fixed offering price agreed to with us at the time of resale. Dealers engaged by us may allow other dealers to participate in resales.
Direct Sales
We may choose to sell the offered securities directly to multiple purchasers or a single purchaser. In this case, no underwriters or agents would be involved.
Institutional Purchasers
We may authorize agents, dealers or underwriters to solicit certain institutional investors to purchase offered securities on a delayed delivery basis pursuant to delayed delivery contracts providing for payment and delivery on a specified future date. The applicable prospectus supplement or other offering materials, as the case may be, will provide the details of any such arrangement, including the offering price and commissions payable on the solicitations.
We will enter into such delayed contracts only with institutional purchasers that we approve. These institutions may include commercial and savings banks, insurance companies, pension funds, investment companies and educational and charitable institutions.
Indemnification; Other Relationships
We may have agreements with agents, underwriters, dealers and remarketing firms to indemnify them against certain civil liabilities, including liabilities under the Securities Act. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market-Making, Stabilization and Other Transactions
There is currently no market for any of the offered securities, other than our common stock which is listed on NYSE American. If the offered securities are traded after their initial issuance, they may trade at a discount from their initial offering price, depending upon prevailing interest rates, the market for similar securities and other factors. While it is possible that an underwriter could inform us that it intends to make a market in the offered securities, such underwriter would not be obligated to do so, and any such market-making could be discontinued at any time without notice. Therefore, no assurance can be given as to whether an active trading market will develop for the offered securities. We have no current plans for listing of the debt securities or preferred stock on any securities exchange or quotation system; any such listing with respect to any particular debt securities or preferred stock will be described in the applicable prospectus supplement or other offering materials, as the case may be.
In connection with any offering of our common stock, the underwriters may purchase and sell shares of our common stock in the open market. These transactions may include short sales, syndicate covering transactions and stabilizing transactions. Short sales involve syndicate sales of our common stock in excess of the number of shares to be purchased by the underwriters in the offering, which creates a syndicate short position. “Covered” short sales are sales of shares made in an amount up to the number of shares represented by the underwriters’ over-allotment option. In determining the source of shares to close out the covered syndicate short position, the underwriters will consider, among other things, the price of shares available for purchase in the open market as compared to the price at which they may purchase shares through the over-allotment option. Transactions to close out the covered syndicate short involve either purchases of the our common stock in the open market after the distribution has been completed or the exercise of the over-allotment option. The underwriters may also make “naked” short sales of shares in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing shares of our common stock in the open market. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the shares in the open market after pricing that could adversely affect investors who purchase in the offering. Stabilizing transactions consist of bids for or purchases of shares in the open market while the offering is in progress for the purpose of pegging, fixing or maintaining the price of the securities.
In connection with any offering, the underwriters may also engage in penalty bids. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of these transactions. The underwriters may, if they commence these transactions, discontinue them at any time.

LEGAL MATTERS
The validity of the securities offered hereby will be passed upon for us by Bradley Arant Boult Cummings LLP. If additional legal matters are passed on for us, or any underwriters, dealers, or agents, by counsel, we will name that counsel in the applicable prospectus supplement.
EXPERTS
The consolidated financial statements of Serina Therapeutics, Inc. and subsidiaries as of and for the years ended December 31, 2024 and 2023, have been audited by Frazier & Deeter, LLC, an independent registered public accounting firm, as stated in their report, which appears in our Annual Report on Form 10-K for the year ended December 31, 2024, incorporated by reference in reliance upon the report given on the authority of such firm as experts in accounting and auditing. This report on the financial statements contains an explanatory paragraph regarding Serina Therapeutics, Inc.’s ability to continue as a going concern.

Up to $13,270,500
Common Stock

PROSPECTUS SUPPLEMENT

April 28, 2025